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                                                               EXHIBIT 99.(a)(5)

              NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

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If you previously elected to reject Amazon.com, Inc.'s offer to exchange options, and you would like to change your election and accept this offer, you must sign this Notice and execute a new Election Form and return both documents to your STG Representative before 5 p.m., Pacific Standard Time, on February 28, 2001, unless the offer is extended. If you have questions, please ask your STG Representative, or if he or she is unavailable, contact the Stock Options Office at (206) 266-4241 or stockoptions@amazon.com.
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To Amazon.com, Inc.:

     I previously received a copy of the Offer to Exchange (dated January 31, 2001), the Cover Letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to reject Amazon.com's offer to exchange options. I now wish to change that election and accept your offer to exchange options. I understand that by signing this Notice, signing a new Election Form and delivering both documents to my STG Representative, I will be able to withdraw my rejection of the offer and accept the offer to exchange options instead. I have read, understand and agree to all of the terms and conditions of the offer to exchange options.

     I understand that in order to accept the offer, I must sign and deliver this Notice and a new Election Form to my STG Representative before 5 p.m., Pacific Standard Time, on February 28, 2001, or if Amazon.com extends the deadline to exchange options, before the extended expiration of the offer.

     I further understand that Amazon.com will not accept any conditional or partial returns of options. I have completed and signed the following exactly as my name appears on my original Election Form.

     I accept the offer to exchange options.

X  _____________________________________________________________________________
   Signature

Date:  __________ __, 2001

Name:  _________________________________________________________________________
                                 (Please Print)

Employee Identification Number:_________________________________________________